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                                                                      Exhibit 16



                                April 17, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Molten Metal Technology, Inc. (the Company) (copy attached), which we understand were filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March 1997, as amended by the Form 8-K/A to be filed with the Commission. We agree with the description of events reported in such Form 8-K, as amended by the Form 8-K/A.

Very truly yours,

/s/ Coopers & Lybrand, L.L.P.

Coopers & Lybrand, L.L.P.

Attachment